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THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. NO OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE OF THIS DEBENTURE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER AND ITS LEGAL COUNSEL THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUMBRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACTS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REGISTRATION AND/OR QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

Registered No. __________, ____
$____________                                            Costa  Mesa, California

                         KANAKARIS COMMUNICATIONS, INC.
                     10% CONVERTIBLE SUBORDINATED DEBENTURE
                     DUE AUGUST 4, 2000 [First Anniversary]

         Kanakaris Communications, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), for value received, hereby promises to pay to Alliance Equities (the "Payee") at the address set forth in the books and records of the Company or at such other address as the Payee or any registered assign (collectively, the "Holder") may designate in writing, the principal sum of ________________________ Dollars ($_______) in
lawful money of the United States, together with interest thereon from the date hereof at the interest rate hereinafter set forth until payment in full of the outstanding principal balance.

         This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 10% Convertible Subordinated Debentures, limited in the aggregate principal amount to $1,200,000, and issued and sold pursuant to that certain Debenture Purchase Agreement (the "Purchase Agreement") dated as of August 5, 1999, by and between the Company and the Payee. The Holder is subject to certain restrictions and is entitled to certain rights and privileges as set forth in the Purchase Agreement. This Debenture is unsecured, and is subject to the subordination provisions set forth in Paragraph 5 of this Debenture.

         1. MATURITY. This Debenture shall mature and the outstanding principal balance and all accrued and unpaid interest shall be due and payable on the first anniversary of the date hereof.

         2.       INTEREST.

                  (a) The outstanding principal balance of this Debenture shall bear interest at the rate of ten percent (10%) per annum. Interest shall accrue on the actual number of days elapsed based upon a 365-day year. Interest through the last day of each calendar quarter shall be due and payable in arrears on the first business day of the month immediately following the end of such calendar quarter.

                  (b) Notwithstanding anything else to the contrary, the interest rate provided for herein shall not exceed the maximum rate of interest allowed under applicable usury law. Any payment paid in excess of this maximum rate of interest shall be deemed to be a prepayment of principal.

         3. PREPAYMENT. At its option, the Company may prepay all or any portion of the outstanding principal balance of this Debenture at any time or from time to time without penalty or premium by giving the Holder not less than thirty (30) days advance written notice and paying one hundred percent (100%) of the principal amount being prepaid plus all accrued and unpaid interest thereon. All principal amounts prepaid shall cease to bear interest on the date of payment. If the Debentures are held by more than one person and the Company elects to prepay less than all of the outstanding principal balance, then the Company shall prepay the same percentage of the outstanding principal balance of the Debentures held by each such person. Prior to the date of payment, the Holder shall retain full conversion rights with respect to any amount of this Debenture called for prepayment.

         4. TRANSFER. The Holder may offer, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of or encumber this Debenture, in person or by duly authorized attorney, at the offices of the Company upon surrender of this Debenture and on presentation of a duly executed written instrument of transfer, together with a written opinion of the Holder's legal counsel, reasonably satisfactory to the Company and its legal counsel, to the effect that this Debenture may be lawfully offered, sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of or encumbered without registration and/or qualification under all applicable federal and state securities laws then in effect or in reliance upon an applicable exemption from such registration and/or qualification requirements. Thereupon, the Company shall issue a new Debenture or Debentures of the same aggregate principal amount and in authorized denominations. The Company may issue stop transfer instructions to its transfer agent in connection with such securities laws restrictions. Any offer to sell, sale, transfer, assignment, pledge, hypothecation, or other disposition or encumbrance of this Debenture, or any interest therein, effected in violation of the foregoing transfer restrictions, is unlawful and shall not be consummated on the books and records of the Company or otherwise be recognized as valid by the Company, and the Company shall not have any liability therefor.

         5.       SUBORDINATION.

                  (a) This Debenture shall be considered as "Subordinated Debt." It shall be subordinated or junior in right of payment of principal and interest to all present and future indebtedness that the Company owes or has guaranteed to any bank, savings and loan, investment company, insurance company, other licensed financial or lending institution, or accounts receivable or factoring lender ("Senior Debt"), and it shall rank PARI PASSU in right of payment of principal and interest on all other Debentures.

                  (b) The Company shall not pay any payment of the outstanding principal balance or accrued but unpaid interest on this Debenture if the Company is in default under any Senior Debt and the holder of such Senior Debt prohibits the Company from paying any such payment while the Company is in default under such Senior Debt. Upon any distribution to the creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, receivership, or similar proceeding relating to the Company or its property, the holders of all Senior Debt shall be entitled to receive payment in full of the outstanding principal balance and all accrued but unpaid interest on such Senior Debt before the Holder shall be entitled to receive any payment of principal or interest on this Debenture.

                  (c) For the benefit of the holder of any Senior Debt (a "Senior Lender"), the Holder agrees to execute and deliver an intercreditor or subordination agreement in favor of the Senior Lender containing the provisions set forth in subparagraph 5(b) of this Debenture, and any or all of the following provisions as may be required by the Senior Lender:

                           (i)      In the event that the Holder receives
notice from the Senior Lender that the Company is in default of its obligations under the Senior Debt, any payment of money or property in satisfaction of the Company's obligations under this Debenture, including without limitation payments received from the Company or anyone on behalf of the Company, and distributions from any bankruptcy or reorganization proceeding or from any liquidate or receiver of any nature whatsoever, shall be promptly delivered to the Senior Lender in precisely the form received, and until so delivered to the Senior Lender, the same shall be held in trust by the Holder as the property of the Senior Lender. Any evidence of payment shall be endorsed by the Holder to the Senior Lender and in the event that the Holder fails to do so, the Holder shall make, constitute, and appoint the Senior Lender as its true and lawful attorney-in-fact to endorse the Holder's name on any such evidence of payment;

                           (ii)     A Senior Lender may, at any time and without
notice to the Holder, exercise all rights and remedies as provided for in its security agreements with the Company or granted to it by law, with respect to enforcing its security interest in any collateral. In liquidating or disposing of such collateral, the Senior Lender need only use its reasonable efforts with respect thereto and shall not be liable to the Holder for any act or omission with respect to the liquidation, disposition, realization, or collection of such collateral or that the proceeds realized from such action could, under other circumstances, have been greater. The Senior Lender shall account to the Holder for any surplus in excess of the amount of the Senior Debt received from a liquidation or disposition of such collateral; and

                           (iii)    Such other customary representations,
warranties, agreements, and indemnifications.

                  (d) The Company shall not pay any distribution or return of capital to any holder of its equity securities if the Company is in default under this Debenture. Upon any distribution to the creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, receivership, or similar proceeding relating to the Company or its property, the Holder shall be entitled to receive payment in full of the outstanding principal balance and all accrued but unpaid interest on this Debenture before any holder of any equity securities of the Company receives any distribution or return of capital.

         6.       CONVERSION.

                  (a) The "Market Price" of a security shall be the average, over the twenty (20) trading days immediately prior to the date in question, of the closing sales price of the security on its principal stock exchange in the United States or NASDAQ National Market System, or if not so listed or reported, the average of the closing bid and asked prices of the security as reported by NASDAQ, the National Quotation Bureau, or similar organization that reports bid and asked prices. If a security is no longer listed on a stock exchange in the United States or no longer has its sales, bid, or asked prices reported by NASDAQ, the National Quotation Bureau, or similar organization, then the "Fixed Market Price" of such security shall be the average, over the last twenty (20) trading days, of the closing sales price of the security on its principal stock exchange in the United States or NASDAQ National Market System, or if not so listed or reported, the average of the closing bid and asked prices of the security as reported by NASDAQ, the National Quotation Bureau, or similar organization, as applicable. If a security has never been listed on a stock exchange in the United States or had its sales, bid, or asked prices reported by NASDAQ, the National Quotation Bureau, or similar organization, then the Market Price shall be determined by the issuer's Board of Directors in good faith.

                  (b) At the option of the Holder at any time after the date of issuance, or automatically on the earlier of (i) the effective date of the registration statement for a public offering of the Company's common stock (the "Common Stock"), if such offering results in an offering of at least Five Million Dollars ($5,000,000) of Common Stock, (ii) the date on which the Common Stock is listed for sale on a national stock exchange or has its sales or bid price quoted on NASDAQ with a sales/bid price of at least Five Dollars and No Cents ($5.00) per share, as adjusted for stock splits, subdivisions, and combinations of the outstanding shares of Common Stock after the date hereof, or
(iii) the securities into which this Debenture would be convertible as a result of a merger, consolidation, or sale of assets as set forth in subparagraph 6(i) of this Debenture, at the time of such merger, consolidation, or sale or subsequently, meet the criteria set forth in either clause (i) or (ii) of this subparagraph 6(b), this Debenture shall be convertible into that number of fully paid and nonassessable shares of Common Stock (or other securities in the event of clause (iii) of this subparagraph 6(b)), rounded to the nearest one-tenth (.1) of one share, equal to the quotient of the outstanding principal amount of this Debenture, plus all accrued but unpaid interest, divided by the then Conversion Price (as defined in subparagraph 6(f) of this Debenture).

                  (c) Before the Holder shall be entitled to exercise the option to convert this Debenture into shares of Common Stock, the Holder shall surrender this certificate, duly endorsed, at the office of the Company, shall give written notice to the Company at its principal corporate office of the election to convert, and shall provide the Company with an investor representation letter containing such representations as are customary in a private placement of securities and as may be reasonably requested by the Company. The Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled. The conversion shall be deemed to have been made immediately prior to the close of business on the date that the Company receives the surrender of this Debenture to be converted, the written notice of election to convert, and the investor representation letter, and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of that date.

                  (d) In the event of the mandatory conversion of this Debenture into shares of Common Stock, the Company shall give written notice of the intent to so convert at least fifteen (15) days prior to such conversion, and shall request that the Holder surrender this Debenture to the Company. On the conversion date, the Company shall cancel this Debenture and so annotate its books and records, and shall issue a certificate for the shares of Common Stock and deliver such certificate to the Holder; provided that the Company shall have no obligation to deliver the certificate for the shares of Common Stock until the Holder shall have surrendered this Debenture or shall have notified the Company that this Debenture has been lost, stolen, or destroyed and shall have complied with the provisions of Paragraph 14 of this Debenture. On the conversion date, the Holder shall have no more rights under this Debenture and shall be treated for all purposes as the record holder of shares of Common Stock as of that date.

                  (e) No fractional shares of Common Stock shall be issued on the conversion of this Debenture. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph 6(e), be deliverable on the conversion of this Debenture, the Company shall, in lieu of delivering the fractional share for that fractional interest, adjust the

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fractional interest by payment to the Holder an amount in cash (computed to the nearest cent) equal to the Market Price of the fractional interest.

                  (f) The Conversion Price shall initially be $0.60 per Share or Fixed Market Price, as applicable, of the Common Stock on the date of conversion (hereinafter be referred to as a "Fixed Conversion Price.").

                  (g) In the event of a stock split, subdivision, or combination of shares of Common Stock, the Conversion Price shall not be adjusted; provided that the Fixed Conversion Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), such that this Debenture will be convertible into the same number of shares of Common Stock after such event as the Holder would have if this Debenture had been converted into shares of Common Stock immediately prior to such event.

                  (h) In the event of a capital reorganization, reclassification, exchange, or substitution of the Common Stock (other than a subdivision or combination of shares or a merger, consolidation, or sale of assets), this Debenture shall thereafter be convertible into the kind of securities or property that a holder of Common Stock would have been entitled to receive on such reorganization, reclassification, exchange, or substitution. The Conversion Price shall not be adjusted; provided that the Fixed Conversion Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), such that this Debenture will be convertible into the same amount of securities or property after such event as the Holder would have if this Debenture had been converted into shares of Common Stock immediately prior to such event.

                  (i) In the event the Company shall merge or consolidate into another company where the Company is not the surviving entity, or sell all or substantially all of its assets to another person, this Debenture shall thereafter be convertible into the kind of securities or property that a holder of Common Stock would have been entitled to receive on such merger, consolidation, or sale. The Conversion Price shall not be adjusted; provided that the Fixed Conversion Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), such that this Debenture will be convertible into the same amount of securities or property after such event as the Holder would have if this Debenture had been converted into shares of Common Stock immediately prior to such event. In any such case, an appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions of this Debenture with respect to the rights and interests thereafter of the Holder such that the provisions of this Debenture (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable on conversion of this Debenture.

                  (j) In the event that the Company shall issue shares of Common Stock, whether directly or on the exercise of an option, warrant, or other right to purchase shares of Common Stock or on the conversion of any convertible security, for a sales price that is less than (i) both the then Conversion Price and the closing sales price of the Common Stock on its principal stock exchange in the United States or NASDAQ National Market System, or if not so listed or reported, the average of the closing bid and asked prices of the Common Stock as reported by NASDAQ, the National Quotation Bureau, or similar organization on the trading day immediately prior to such issuance, or (ii) the then Fixed Conversion Price (excluding the issuance of shares of Common Stock (1) pursuant to any stock split, stock dividend, or subdivision, (2) on the exercise or conversion of any option, warrant, or convertible security outstanding on the date hereof, or (3) pursuant to any employee stock or stock option plan approved by the Company's shareholders), (A) the Conversion Price shall be adjusted, rounded to the nearest one-tenth of one percent (0.1%), to be the then percentage of the Market Price (by way of example, initially $0.60) multiplied by a fraction, the numerator of which is the sum of the number of shares of Common Stock on a fully diluted basis outstanding immediately prior to the issuance plus the number of shares of Common Stock that the total consideration received by the Company (as set forth in subparagraph 6(k) of this Debenture) would purchase at the then Conversion Price, and the denominator of which is the number of shares of Common Stock on a fully diluted basis outstanding immediately after the issuance, or (B) the Fixed Conversion Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), to be the then Fixed Conversion Price multiplied by a fraction, the numerator of which is the sum of the number of shares of Common Stock on a fully diluted basis outstanding immediately prior to the issuance plus the number of shares of Common Stock that the total consideration received by the Company (as set forth in subparagraph 6(k) of this Debenture) would purchase at the then Fixed Conversion Price, and the denominator of which is the number of shares of Common Stock on a fully diluted basis outstanding immediately after the issuance.

                  (k) For the purposes of subparagraph 6(j) of this Debenture, the total consideration received by the Company for any issuance of shares of Common Stock shall be the sum of all cash and the fair market value of all property other than cash, as determined by the Company's Board of Directors in good faith, received or applied to the benefit of the Company, including for options, warrants, rights, and convertible securities the amount, if any, received on the issuance of such option, warrant, right, or convertible security. When equity securities are issued in connection with debt securities, the allocation of the purchase price shall be as determined by the parties thereto, or if not so determined, then as determined by the Company's Board of Directors in good faith.

                  (l) Upon any adjustment of the Conversion Price or Fixed Conversion Price, the Company shall maintain at its principal executive office a statement, signed by its President, any Vice President, or Chief Financial Officer, showing in reasonable detail the facts requiring the adjustment and the Conversion Price or Fixed Conversion Price after the adjustment.

                  (m) In the event that the Company shall set a record date for the purpose of entitling the holders of the Common Stock to receive a dividend or other distribution payable in shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, or in the event the Company shall reorganize or reclassify its capital stock (other than a subdivision or combination of its outstanding shares), merge or consolidate into another company, or sell of all or substantially all of its assets to another company, or in the event of the voluntary or involuntary dissolution, liquidation, or winding up of the Company, then the Company shall send a written notice, in the form described below, to the Holder. The notice shall state the date that has been set as the record date for the purpose of such dividend or distribution, or on which the reclassification, reorganization, merger, consolidation, sale, dissolution, liquidation, or winding up is to take place and the record date as of which holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property deliverable on reclassification, reorganization, merger, consolidation, sale, dissolution, liquidation, or winding up. The notice shall be mailed at least ten (10) days prior to the date specified in the notice, as determined pursuant to the provisions of the preceding sentence.

                  (n) The Company shall at all times reserve and keep available, out of its authorized but unissued or treasury shares of Common Stock, solely for the purpose of effecting conversion of this Debenture, the full number of shares of Common Stock deliverable on conversion of this Debenture. The Company shall, from time to time, in accordance with Nevada law, increase the authorized number of shares of Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of this Debenture.

                  (o) The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Debenture. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder, and no such issue or delivery shall be made unless and until the Holder has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

         7. DEFAULT. Upon the occurrence of any of the following (a "Default"), the Holder may declare the entire unpaid principal balance of this Debenture and all accrued but unpaid interest thereon immediately due and payable, by giving written notice to the Company:

                  (a) the Company fails to make any payment of the principal or interest on this Debenture within thirty (30) days of the date such payment was due and payable;

                  (b) the Company breaches any provision of this Debenture and such breach remains uncured for thirty (30) days after written notice thereof from the Holder, unless such breach is of such a nature that it cannot be cured within thirty (30) days and the Company commences a cure within thirty
(30) days after receipt of written notice of the breach and diligently proceeds to complete the cure as soon as possible but in no event greater than one hundred eighty (180) days after receipt of such notice;

                  (c) the Company is in default under any Senior Debt that gives the Senior Lender the right to accelerate such Senior Debt, and the Senior Lender in fact accelerates the maturity of such Senior Debt, but only if such default and acceleration would have a material adverse effect on the Company;

                  (d) the Company is in Default under any other Debenture, and the holder thereof accelerates the maturity of such Debenture; or

                  (e) the Company elects to dissolve, dissolves, or is the subject of any order, judgment, or decree of any court or governmental authority dissolving or ending the existence of the Company.

         8. AUTOMATIC DEFAULT. Upon the occurrence of any of the following (an "Automatic Default"), the entire unpaid principal balance of this Debenture and all accrued but unpaid interest thereon shall immediately become due and payable, without the requirement for any notice from the Holder:

                  (a) the Company files or consents to any voluntary or involuntary petition for bankruptcy, insolvency, reorganization, liquidation, or other similar form of debtor relief, or petitions for or consents to the appointment of a receiver, trustee, or liquidate on its behalf for all or a substantial portion of its assets, or makes a general assignment for the benefit of creditors; or

                  (b) the Company is the subject of any involuntary petition for bankruptcy, insolvency, reorganization, liquidation, or other similar form of debtor relief, or has a receiver, trustee, or liquidate appointed on its behalf for all or a substantial portion of its assets, unless such petition or appointment is set aside, withdrawn, or ceases to be in effect within ninety (90) days from the date of any such petition or appointment.

         9. COLLECTION. In the event of a Default or an Automatic Default, the Holder may place this Debenture in the hands of an attorney for collection and the Company shall pay all costs of collection, including but not limited to court costs and attorneys' fees.

         10. WAIVER. The Company hereby waives diligence, presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment of this Debenture, and specifically consents to and waives notice of any renewal or extension of this Debenture. The Company hereby waives the benefits of the statute of limitations to the maximum extent allowed by law. No delay by the Holder in exercising any power or privilege hereunder, nor the single or partial exercise of any power or privilege hereunder, shall preclude any other or further exercise thereof, or the exercise of any other power or privilege hereunder.

         11. AMENDMENT. This Debenture may be waived, changed, modified, or amended only with the written consent of the Company and those persons holding a majority of the outstanding principal balance of all of the Debentures. Any such waiver, change, modification, or amendment approved by those persons holding a majority of the outstanding principal balance of all of the Debentures shall be binding on the Holder and this Debenture, even if the Holder did not consent thereto.

         12. NOTICES. All notices or other communications required or permitted to be given pursuant to this Debenture shall be in writing and shall be delivered personally or sent by overnight courier, by telecopier with confirmation by firstclass mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or telecopier with confirmation by firstclass mail shall be effective on the date first received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails. Notices shall be given to the Company at the following address, to the Holder at the address set forth in the books and records of the Company, or to such other addresses as either party shall designate in writing:

If to the Company:                           Mr. Alex Kanakaris
                                             President
                                             Kanakaris Communications, Inc.
                                             3303 Harbor Boulevard
                                             Suite F-3
                                             Costa Mesa, California  90265
                                             Telephone:        (714) 444-0560
                                             Telecopier:       (714) 549-8970

         13. ASSIGNMENT. Subject to the restrictions on transfer described in Paragraph 4 of this Debenture, the rights and obligations of the Company and the Holder shall be binding upon and inure to the benefit their successors, assigns, heirs, executors, administrators, and transferees.

         14. REPLACEMENT OF THIS DEBENTURE. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Debenture, and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Debenture, the Company at its expense shall execute and deliver, in lieu of this Debenture, a new Debenture of like tenor and amount.

         15. LAW GOVERNING. This Debenture is deemed to be negotiated, executed, and delivered and to be performed in the State of California, and shall be governed by and construed and enforced in accordance with the laws of the State of California, except for its conflict of laws rules. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and any United States District Court situated in the State of California, for any suit or proceeding arising out of or based upon this Debenture.

         16. CONSTRUCTION. The headings in the Paragraphs of this Debenture are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Debenture shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

         17. TIME OF THE ESSENCE. Time is hereby expressly declared to be of the essence of this Debenture and of every provision hereof.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued on the date first written above.

                                              Kanakaris Communications, Inc.



                                              By:  _____________________________
                                                   Alex Kanakaris
                                                   President